                                                                   EXHIBIT 10.17

                            SECOND AMENDMENT TO LEASE

       THIS SECOND AMENDMENT TO LEASE (the "Amendment") is made as of the 20th day of August, 1997, by and between THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK, a New York corporation ("Landlord"), and SPARTA, INC., a Delaware corporation ("Tenant"), with respect to the following:

                                    RECITALS

       A. Landlord is the landlord and Tenant is the tenant pursuant to that certain written Office Lease dated August 12, 1992, between Landlord as landlord and Tenant as tenant, as amended by that certain First Amendment to Lease dated December _, 1994 (collectively, the "Lease"). The Lease covers certain premises commonly known as Suite 325 in a building located at 23041 Avenida de la Carlota, Laguna Hills, California (the "Premises"), which are located in a project (the "Project") commonly known as Plaza Pointe. The Premises consists of 12,327 square feet of net rentable area, which is 20.45% of the total net rentable area of the Building.

       B. The Term of the Lease expires on December 12, 1997, unless sooner terminated pursuant to the terms of the Lease. Tenant desires to extend the term of the Lease, and Landlord is willing to consent thereto, but only on the terms and conditions set forth herein.

                                    AGREEMENT

       NOW, THEREFORE, IN CONSIDERATION OF the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Lease.

2. Term. The Term of the Lease is hereby extended for one additional term of sixty-five (65) months (the "First Additional Term"), and the Expiration Date of the Lease is hereby extended to May 12, 2003. Tenant acknowledges that the First Additional Term is the "Extension Period" referred to in Addendum No. 6 of the Lease prior to giving effect to this Amendment. During the First Additional Term, Tenant shall perform all obligations of the Tenant pursuant to the Lease, as amended hereby, and shall occupy the Premises on the terms and conditions set forth in the Lease, as amended hereby, except that the provisions of Exhibit F shall have no application thereto. During the First Additional Term, Exhibit E to the Lease is hereby deleted and is replaced by Exhibit E hereto.

3. Monthly Rental. Monthly Rental for the First Additional Term shall be as follows, and shall otherwise be payable as and when set forth in the Lease with respect to Monthly Rental for the original Term:


                                  Monthly Rental Rate                   Monthly
   Months*                      (psf of Rentable Area)                  Rental
   -------                      ----------------------                ----------
    1-14                               $1.39                          $17,134.53
   15-24                               $1.44                          $17,750.88
   25-36                               $1.49                          $18,367.23
   37-48                               $1.54                          $18,983.58
   49-60                               $1.59                          $19,599.93
   61-65                               $1.64                          $20,216.28

--------------
* Month 1 is the period from and after December 13, 1997 through January 12, 1998.

4. Services and Utilities. Landlord and Tenant acknowledge and agree that a supplemental HVAC unit (the "Roof Unit") located on the roof of the Building services the Premises. There is also located above the ceiling of the Premises an additional "mini" HVAC unit (the "Mini Unit") which shall be Tenant's responsibility to insure and maintain. Landlord shall, at Landlord's cost, install a submeter with respect to the Mini Unit and Tenant shall pay to Landlord all bills for utilities provided to such unit. Landlord agrees to perform routine maintenance and repairs on the Roof Unit, and Tenant agrees that it will be responsible, as additional rent under the Lease, for any costs of such maintenance and/or repairs in excess of normal and routine maintenance and repair costs imposed due to repairs and/or maintenance performed other than during standard Building hours. Tenant shall pay to Landlord, on the first day of each month in the Term commencing December 1, 1997, as additional rent, a monthly base Building cost of $304.00 with respect to Tenant's usage of the Roof Unit; provided, however, in the event that

Landlord hereafter permits another tenant to use the Roof Unit for its cooling needs, such base Building charge shall be reduced so as to allocate the same between Tenant and such other tenant(s) pro rata in accordance with their respective utility usage. In the event that Tenant discontinues its use of the Roof Unit (and, consequently, the Mini Unit, which operates through the Roof
Unit), Tenant shall be responsible to pay for any and all costs of disconnecting the same from the Premises, and, from and after such disconnection, Tenant shall not be required to pay either the base Building charge with respect to the Roof Unit or charges for any utility service provided, after the date of such disconnection, to the Mini Unit (but Tenant shall remain responsible to pay for any utility service separately submetered to the Mini Unit prior to the date of disconnection).

5. Condition of Premises. Tenant accepts the Premises "AS IS" during the First Additional Term and agrees and acknowledges that Landlord shall have no obligations to perform any improvement work therein on behalf of Tenant except as set forth on Exhibit B hereto. Tenant agrees that Landlord has made no representations regarding the Premises, the Building or the Project or the suitability thereof for Tenant's business, except as specifically provided in this Amendment.

6. Brokers. Tenant represents that it has not dealt with any broker, agent or finder in connection with this Amendment other than CB Commercial Real Estate Group, Inc. and Pat Papaccio of Structure Company Business Investment and Real Estate, and that no such other broker, agent or finder has any claim under, by or through Tenant for a commission or fee in connection with the extension of the Term effected hereby.

7. Miscellaneous

       a. Notices. Section I.O. of the Lease shall be amended to read in its entirety as follows:

        "Landlord's Address for Notice" means:

        THE MUTUAL LIFE INSURANCE COMPANY
        OF NEW YORK
        19712 MacArthur Boulevard, Suite 200
        Irvine, California 92612
        Attention:   Real Estate Vice President

       b. Rules. Exhibit C to the Lease is hereby deleted and replaced with Exhibit A to this Amendment.

8. Lease in Effect. Landlord and Tenant acknowledge and agree that the Lease, except as amended by this Amendment, remains unmodified and in full force and effect in accordance with its terms.

9. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the subject matter hereof and can be changed only by an instrument in writing executed by both Landlord and Tenant.

10. Conflict of Terms. In the event that there is any conflict or inconsistency between the terms and conditions of the Lease and those of this Amendment, the terms and conditions of this Amendment shall control and govern the rights and obligations of the parties.

11. Condition to Effectiveness. Tenant's execution and delivery to Landlord of this Amendment in form and substance satisfactory to Landlord on or before August 1, 1997 is a condition to the effectiveness of this Amendment.

       IN WITNESS WHEREOF, the undersigned have entered into this Amendment to be effective as of the date first above written.


LANDLORD:                                TENANT:

THE MUTUAL LIFE INSURANCE                SPARTA, INC., a Delaware corporation
COMPANY OF NEW YORK, a New York
corporation

By: [SIG]                                 By:     /s/ JERRY R. FABIAN
   -------------------------------           -------------------------------

Title: Reg. V.P.                          Title: Vice President
      ----------------------------              ----------------------------
                                                 Director, Business
                                                 Administration

                                          By:      [SIG]
                                             -------------------------------
                                          Title:   CEO 7/31/97
                                                ----------------------------

                                    EXHIBIT A

                              RULES AND REGULATIONS

                    ATTACHED TO AND MADE A PART OF THE LEASE


The following Rules and Regulations shall be in effect at the Building, Landlord reserves the right to adopt reasonable modifications and additions hereto. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling. Landlord shall have the right to waive one or more rules for the benefit of a particular tenant in Landlord's reasonable discretion.

1. Except with the prior written consent of Landlord, no tenant shall conduct any retail sales in or from the Premises, or any business other than that specifically provided for in the Lease. There shall be no solicitation by Tenant of other tenants or occupants of the Building.

2. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon such reasonable terms and conditions, including but not limited to a provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to a tenant or its employees. If reasonably necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building. The term "personal goods or services vendors" means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by a tenant only for the purpose of conducting its business on the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services, and shoeshining services.

3. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by any tenant or used by it for any purpose other than for ingress to and egress from their respective Premises. The halls, passages, entrances, elevators, stairways, balconies, janitorial closets, and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the Judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

4. The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees, or visitors, shall have caused it.

5. No sign, advertisement or notice visible from the exterior of the Premises or Building shall be inscribed, painted or affixed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. If Landlord shall have given such consent at any time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by Landlord.

6. In order to maintain the outward professional appearance of the Building, all window coverings to be installed at the Premises shall be subject to Landlord's prior reasonable approval. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of


                                   EXHIBIT A
       the Premises, such use of such curtain, blind, shade or screen shall be forthwith discontinued by Tenant. No awnings shall be permitted on any part of the Premises.

7. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building, or on the property kept therein, or obstruct or Interfere with the rights of other tenants, or in any way injure or annoy them; or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority. Tenant shall not bring into, or permit or suffer in, the Building or the Project, any weapons or firearms of any kind.

8. No safes or other objects larger or heavier than the freight elevators of the Building are limited to carry shall be brought into or installed in the Premises. Landlord shall have the power to prescribe the weight, method of installation and position of such safes or other objects. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the Building, and the persons employed to move safes in or out of the Building must be acceptable to Landlord. No freight, furniture or bulky matter of any description shall be received into the Building or carried into the elevators except during hours and in a manner approved by Landlord.

9. Landlord shall clean the Premises as provided in the Lease, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for such purpose, but Tenant shall not cause unnecessary labor by reason of Tenant's carelessness and indifference in the preservation of good order and cleanliness.

10. No tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substance into any of the corridors or halls or elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals, firearms or birds be kept in or about the Building. The Building is a non-smoking building. Smoking or carrying lighted cigars or cigarettes in any buildings located in the Project, including the Building and the elevators of the Building, is prohibited.

11. Except for the use of microwave ovens and coffee makers for Tenant's personal use, no cooking shall be done or permitted by Tenant on the Premises, nor shall the Building be used for lodging,

12. Tenant shall not use or keep in the Building any kerosene, gasoline, or inflammable fluid or any other illuminating material, or use any method of heating other than that supplied by Landlord.

13. If Tenant desires telephone or telegraph connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or other otherwise shall be made without directions from Landlord.

14. Each tenant, upon the termination of its tenancy, shall deliver to Landlord all the keys of offices, rooms and toilet rooms, and security access card/keys which shall have been furnished such tenant or which such tenant shall have had made, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

15. No Tenant shall lay linoleum or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises shall be subject to reasonable approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant by whom, or by those agents, clerks, employees or visitors, the damage shall have been caused.


                                   EXHIBIT A

16. No furniture, packages or merchandise will be received in the Building or carried up or down in the elevators, except between such Building hours and in such elevators as shall be designated by Landlord.

17. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 7:00 a.m. access to the Building or to the halls, corridors, elevators or stairways in the Building, or to the Premises, may be refused unless the person seeking access is known to the building watchman, if any, in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under Rule 3 above. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right but shall not be obligated to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

18. Tenant shall see that the windows and doors of the Premises are closed and securely locked before leaving the Building and Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

19. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Landlord shall have the right to impose a charge for each key issued and for rekeying any lock or bolt on any door of the Premises.

20. Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of those to be provided by Landlord under the Lease.

21. No bicycle, or shopping cart, or other vehicle or any animal shall be brought into the Premises or the halls, corridors, elevators or any part of the Building by Tenant.

22. Landlord shall have the right to prohibit the use of the name of the Building or Project or any other publicity by Tenant which in Landlord's opinion tends to impair the reputation of the Building or Project or their desirability for other tenants, and upon written notice from Landlord, Tenant will refrain from or discontinue such publicity.

23. Tenant shall not erect any aerial or antenna on the roof or exterior walls of the Premises, Building, or Project without the prior written consent of Landlord.


                                   EXHIBIT A

                                    EXHIBIT B

                                   WORK LETTER

                       (Turn Key - Building Standard Work)


In connection with the Amendment to which this Work Letter is attached and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

1.     SCOPE OF WORK, WORK SCHEDULE

       (a) Scope of Work. Tenant acknowledges and agrees that only minor (in terms of time and amount) modifications to the Premises are required for Tenant's occupancy thereof. Accordingly, promptly upon execution hereof Landlord shall enlarge the existing conference room in the Premises (and, in connection therewith, shall relocate the existing automatic screen within the conference room), install new carpeting in the Premises in a color selected by Tenant from carpet samples provided by Landlord and repaint the Premises in a color selected by Tenant from a paint palette provided by Landlord, in each case using Building Standard materials ("Landlord's Work"). Any other work necessary or desirable for Tenant's use of the Premises shall be Tenant's sole responsibility, both as to performance and payment of costs. Landlord will use reasonable efforts to conduct Landlord's Work so as to minimize interference with Tenant's business in the Premises, including with respect to carpet installation and with respect to other portions of Landlord's Work only if so determined by Landlord in its sole discretion, performing the same on weekends and/or after the Building's normal business hours on business days. Notwithstanding the foregoing, Tenant hereby waives all claims of interference with Tenant's business in the Premises arising from the performance by Landlord of Landlord's Work, whether prior to or after the commencement of the First Additional Term, and agrees that there shall be no abatement of rent payable with respect to the Premises on account of such work or any inconvenience to Tenant's business occasioned thereby.

       (b) Work Schedule. Landlord shall deliver to Tenant, for Tenant's review and approval, a schedule (the "Work Schedule") setting forth a timetable for the preparation and approval of all space plans and working drawings and for the planning and completion of the installation of Landlord's Work. The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of Landlord's Work. The Work Schedule shall be submitted to Tenant for its approval and, upon approval by both Landlord and Tenant, such schedule shall become the basis for completing Landlord's Work. If Tenant shall fail to approve the Work Schedule, as it may be modified after discussions between Landlord and Tenant, within seven (7) days after the date such Work Schedule is first received by Tenant, then Tenant shall be deemed to have approved such Work Schedule.

       2.     SPACE PLANS AND WORKING DRAWINGS

       (a) Space Plank. Tenant agrees to cooperate with Landlord's space planner and/or architect, who shall prepare detailed space plans for Landlord's Work. Tenant shall approve such space plans in writing within seven (7) days following receipt from Landlord (the "Space Plan Approval Date"). If Tenant fails to so notify Landlord within such seven (7) days, Tenant shall be deemed to have approved such space plans. If Tenant timely notifies Landlord of any disapproval of the space plans, Tenant's notice of disapproval shall also set forth its reasons for disapproval and suggested revisions to the space plans in order to satisfy the concerns of Tenant. Tenant may have its own architect prepare space plans, at its expense, prior to the Space Plan Approval Date, If Tenant does so, Landlord shall be entitled, in all respects, to rely upon all plans, drawings, and information so supplied.

       (b) Working Drawings. Based upon the approved space plans for the Premises, if necessary, Landlord's architect and engineer shall prepare final working drawings (the "Working Drawings") for Landlord's Work. Landlord shall then submit such Working Drawings to Tenant for its review, and Tenant shall approve or disapprove any such drawings within seven (7) days after receipt thereof. If Tenant fails to so notify Landlord within such seven (7) days, Tenant shall be deemed to have approved such Working Drawings. If Tenant timely notifies Landlord of any disapproval of the Working Drawings, Tenant's notice of disapproval shall also set forth its reason for disapproval and suggested revisions to the Working Drawings in order to satisfy the concerns of Tenant. The Working Drawings shall include architectural, mechanical and electrical drawings for "Building Standard Work" to be furnished by Landlord as described in Section 6 below.

       (c) Changes in Plans. Any changes requested by Tenant in the space plans, Working Drawings or other plans and specifications after approval thereof by Tenant or submission thereof by Tenant to Landlord shall be prepared at Tenant's sole cost and expense, and any excess costs


                                   EXHIBIT B

(including without limitation a construction management fee of five percent (5%) of such costs) resulting from such changes shall also be at Tenant's sole cost and expense. Furthermore, Tenant shall be liable for any resulting delays in completing Landlord's Work and the increased costs in completing the Building Standard Work, if any, resulting from such delays.

       (d) Non-Building Standard Work. Tenant may require work (hereinafter referred to as "Non-Building Standard Work") different from or in addition to Building Standard Work as described in Section 6 hereof; provided, however, that all Non-Building Standard Work shall be of a quality that exceeds or is commensurate with the quality of materials included in Building Standard, Any plans, specifications and Working Drawings required for such Non-Building Standard Work shall also be prepared by Landlord's architect and engineer but at Tenant's expense.

       (e) Landlord's Approval. All plans, specifications and Working Drawings for the Premises and all Non-Building Standard Work requested by Tenant are subject to Landlord's approval, which approval shall not be unreasonably withheld.

       (f) Compliance with Law. Tenant's plans and specifications shall not be in conflict with building codes of the City of Laguna Hills or with insurance regulations for a fire resistive building. All plans and specifications shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction. In the event any additional work is required by any governmental authority over and above the Building Standard Work in order to obtain the issuance of any permit or license for the construction of Landlord's Work, Tenant shall be solely responsible for the cost of such additional work.

3.     BUILDING PERMIT

After approval by Landlord and Tenant of the Working Drawings for Landlord's Work, if necessary, Landlord shall submit the drawings to the appropriate governmental body for plan checking and a building permit. Landlord, with Tenant's cooperation, shall cause to be made any change in the Working Drawings necessary to obtain the building permit. After final approval of the Working Drawings, no further changes thereto may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from such changes.

4.     INTENTIONALLY DELETED

5.     CONSTRUCTION OF LANDLORD'S WORK

After the Working Drawings for Landlord's Work have been approved by Tenant and Landlord and a building permit has been issued, Landlord shall cause its contractor to complete Landlord's Work in accordance with the approved plans, specifications and Working Drawings, subject to force majeure. However, and notwithstanding the foregoing, installation or construction of Non-Building Standard Work (and the affected Building Standard Work) shall not commence until Tenant shall have approved the estimated cost thereof in accordance with Section 4 above. Landlord shall use reasonable efforts to secure completion of Landlord's Work on or before December 13, 1997.

6.     BUILDING STANDARD WORK AT LANDLORD'S EXPENSE

       (a) Building Standard Work. Landlord agrees to furnish all of the Building Standard Work specified in the final approved plans, specifications and Working Drawings for the Premises at its sole cost and expense. A description of Landlord's Building Standard Work for the Building may be obtained at any time upon request to Landlord.

       (b) Building Standard Work Specifications. The specifications for Building Standard Work shall be as listed in Landlord's Building Standard Work Specifications, a copy of which may be obtained at any time upon request to Landlord.

       (c) Warranties. Landlord hereby agrees to assign and transfer to Tenant the benefit of any and all warranties received by Landlord from its general contractor for the construction of Landlord's Work and any and all warranties received from any suppliers of materials for Landlord's Work.

7.     FAILURE OF TENANT TO COMPLY

Any failure of Tenant to comply with any of the provisions contained in this Exhibit B, within the times for compliance herein set forth, shall, after expiration of the applicable cure period set forth in


                                   EXHIBIT B

Section XVII. of the Lease, be deemed a default pursuant to the Lease. In addition to the remedies provided to Landlord in this Exhibit B, upon the occurrence of such a default by Tenant, Landlord shall have all remedies available at law or equity to a landlord against a defaulting tenant pursuant to a written lease, including but not limited to those set forth in Section XVII DEFAULT and Section XX. ATTORNEYS' FEES of the Lease.

8.     AUTHORIZED APPROVALS

All approvals required pursuant to the terms of this Work Letter or requests for changes and modifications to the Space Plans, Working Drawings or any other matter relating to the construction of Landlord's Work shall be deemed given if approved or requested in writing by Tenant's Construction Representative, for Tenant, and Landlord's Construction Representative, for Landlord.

9.     DESTRUCTION

If at any time prior to the completion of Landlord's Work a casualty occurs resulting in any damage or destruction of the partially completed Tenant Improvements or the Premises or Building, the terms and conditions of Section
XVI. DESTRUCTION of the Lease shall govern the rights and obligations of the parties.


                                   EXHIBIT B

                                    EXHIBIT E

                                ADDENDA TO LEASE


This Exhibit, Addenda to Lease, is attached to and made a part of that certain Lease dated August 12, 1992, as amended, by and between The Mutual Life Insurance Company of New York, a New York corporation, as Landlord, and Sparta, Inc., a Delaware corporation, as Tenant.

ADDENDUM NO. 1 THE PREMISES

Tenant acknowledges that Tenant is currently in possession of the Premises pursuant to the Lease, and that nothing is required of Landlord to Put Tenant in possession thereof.

ADDENDUM NO. 2 INTENTIONALLY DELETED

ADDENDUM NO. 3 BASE OPERATING EXPENSE

A. The Base Operating Expenses shall be an amount equal to the sum of the actual Common Operating Costs incurred during the 1998 calendar year, adjusted to that amount which would have been paid by Landlord had the Building been ninety-five percent (95%) occupied and fully assessed.

B.     Notwithstanding anything to the contrary in the Lease, including Section
       XI. thereof, Tenant shall be solely responsible for providing and paying for janitorial services for the Premises; provided, however, Common Operating Costs shall include janitorial services provided to common areas.

C. Tenant shall pay Tenant's Proportionate Share (which is 20.45%) of Common Operating Costs in excess of the Base Operating Expense as provided in
       Section XII. of the Lease; provided, however, that, if Common Operating Costs increase, in the aggregate, by in excess of six percent (6%) in any year, then Tenant shall not be required to pay its Proportionate Share of such excess if and to the extent that "Landlord's Controllable Expenses" (as defined below) increased, in the aggregate, by more than six percent (6%) for such year. "Landlord's Controllable Expenses" shall mean Common Operating Costs incurred pursuant to the following:

              HVAC Maintenance Contract
              Elevator Maintenance Contract
              Common Area Music Contract
              Lobby Plant Maintenance Contract
              Restroom Supplies
              Janitorial Contract (common area)
              Window Washing Contract
              Dayporter Services
              Trash Removal Contract
              Exterminating Contract
              Landscape Maintenance Contract
              Lot Sweeping Contract
              Alarm Monitoring Contract
              Security System Maintenance Contract
              Management Fees

D. Common Operating Costs shall not be adjusted as a result of a change in property taxes due to the sale, transfer or exchange of the Building during the Term, nor shall Landlord's direct costs incurred in connection with the sale or transfer of the Building be included in Common Operating Costs. In addition, Common Operating Costs shall exclude the following:

       (1) All capital improvements due to major overhaul or replacement of major mechanical and air conditioning systems, except if and to the extent the same are completed in 1998 and are designed to reduce the Building's energy costs, in which case the same may be included in common Operating Costs as amortized over the reasonable useful life thereof as determined by Landlord;

       (2) The costs of services or other items provided only to the premises of other tenants and which do not benefit all tenants in common. Whether costs benefit all tenants or specific tenants only shall be determined by Landlord in its sole discretion; and


                                   EXHIBIT E

        (3) Costs of providing janitorial services and utilities benefitting specific tenants. Landlord may determine in its sole discretion the allocation of such costs benefitting all tenants and those benefitting specific tenants only.

Tenant shall have the right, by written notice to Landlord given within thirty
(30) days after receipt of an annual statement pursuant to Article XII.C. of the Lease (an "Annual Statement"), to protest specific items on the most recent Annual Statement; to be effective, Tenant's notice must state with specificity the item(s) to which Tenant objects. Upon Tenant's specific request therefor, Landlord shall provide to Tenant reasonable (in Landlord's opinion) documentation regarding the item(s) to which Tenant has objected. Tenant's failure to object to an Annual Statement as, when and in the manner provided in the preceding sentence shall render such Annual Statement binding on Tenant. Any objections raised by Tenant in Tenant's notice must be resolved within sixty
(60) days after the same are raised and Landlord provides reasonable back-up documentation requested by Tenant as aforesaid, unless Landlord agrees otherwise in writing. Common Operating Costs shall be adjusted by Landlord to the amount of Common Operating Costs which would have been paid or incurred by Landlord had the Building been ninety-five percent (95%) rented and occupied.

ADDENDUM NO. 4 SERVICE AND UTILITIES

Notwithstanding Section IX. of the Lease, Tenant may override the Building's energy management system and furnish HVAC to the Premises after the normal hours of operating stated in Section IX. of the Lease by activating the energy management system's reader which is located on the first floor of the Building. Landlord shall monitor Tenant's use of such after-hours HVAC and, if Tenant activates said system then Tenant shall pay to Landlord, as additional rent, the sum of $35.00 per hour, per floor, for each hour of after-hours HVAC usage. Landlord shall have the same rights and remedies for collection of this charge as referenced in the Lease for unpaid rent or additional rent. Landlord shall have the right to install a separate meter in the Premises to monitor the usage of any services to the Premises which are in excess of Building standard, normal and customary usage, and, if Landlord elects to do so, Tenant shall pay directly to the utility company providing such service the cost of such services provided to the Premises and so separately metered.

ADDENDUM NO. 5 PARKING

Notwithstanding Section XXIV. of the Lease, ten (10) of the parking stalls to be provided to Tenant shall be located in the reserved and covered parking area, the designation of which will be determined by Landlord in its sole discretion. Tenant acknowledges that, while Landlord agrees to identify the covered spaces so reserved with Tenant's name ("Sparta reserved") plus numbers, the "reserved" markings are intended merely to deter other tenants and invitees of the Building from parking in these stalls, and further acknowledges and agrees that Landlord does not intend to monitor or police the use of any reserve stalls and shall not be liable for any use thereof by persons other than Tenant's employees, invitees or agents.

All reserved parking shall be provided to Tenant at no additional cost to Tenant through the expiration of the First Additional Term of the Lease. All open and reserved parking shall be free for the entire Lease Term.

ADDENDUM NO. 6 TERM

        A.      Option to Extend.

                Tenant shall have the right to extend the Term of the Lease for all of the Premises, including any space leased by Tenant pursuant to Addendum 7 below or otherwise, for one (1) additional period of three (3) years (the "Second Additional Term"), provided that (a) Tenant is not in default under any provision of the Lease at the time of exercise and at the time the Second Additional Term would otherwise commence, (b) Tenant has not assigned the Lease or subleased without Landlord's consent all or any portion of the Premises or subleased with Landlord's consent more than fifteen percent (15%), in the aggregate, of the net rentable area of the Premises, in each case both at the time of exercise and at the time the Second Additional Term would otherwise commence, and (c) Tenant's financial statements are acceptable to Landlord both at the time of exercise and at the time the Second Additional Term would otherwise commence. Accordingly, concurrently with the exercise by Tenant of the foregoing option, and within thirty (30) days prior to the date the second Additional Term would otherwise commence, Tenant shall deliver to Landlord its most recent audited financial statements, including a balance sheet and income statement, or a document in which Tenant states that its books are not independently audited and unaudited financial statements, including a balance sheet and income

                                    EXHIBIT E
                                        2
                statement, dated within ninety (90) days of the date of such delivery. Tenant shall exercise the foregoing option, if at all, by delivering written notice to Landlord of Tenant's desire to so extend the Term (together with the financial statements referred to above) two hundred seventy (270) days prior to the Expiration Date (the "Extension Notice"). So long as Tenant is entitled to and properly exercises its option in the manner and within the time specified above, and provided further that Landlord approves the financial statements delivered by Tenant in accordance with the foregoing, the Term shall be extended for three (3) years as follows:

                (i) Upon receipt of the Extension Notice, Landlord shall prepare and deliver to Tenant an amendment to this Lease (the "Extension Amendment") or, if Landlord is then utilizing a form of lease different from this Lease, Landlord shall deliver to Tenant a new lease (the "New Lease"). The Extension Amendment or New Lease shall provide for a Monthly Rental equal to the fair market rental for the Premises (taking into consideration the amount of tenant improvements required), determined by Landlord according to the rental then being charged for comparable space in the general geographic area of the building, including the Irvine Spectrum area, and shall otherwise be on the same terms and conditions set forth in this Lease (except to the extent that the form of the New Lease differs from the form of this Lease).

                (ii) Tenant shall execute the Extension Amendment or New Lease, as the case may be, within thirty (30) days after receipt of the same and return it to Landlord. If Tenant fails to execute and return the same to Landlord, the option shall be deemed lapsed and of no further force or effect and Landlord shall be free to lease the Premises to a third party as provided in the foregoing sentence.

                (iii) The option granted herein is granted solely to Tenant and is not assignable or transferable and any attempt to assign or transfer this option shall be void and of no force or effect.

B.      Option to Terminate

                Provided that Tenant is the original tenant under this Lease and is not in default under this Lease and there has not occurred an event which, with notice and/or lapse of time, would constitute a default hereunder both at the time of exercise and as of the "Early Termination Date" (as defined herein), Tenant shall have a one-time option to terminate this Lease as of the expiration of the forty-first (41st) month of the First Additional Term only (the "Early Termination Date") by giving written notice of its election to do so to Landlord six (6) months prior to the Early Termination Date, which notice, to be effective, shall be accompanied by a "Termination Payment" equal to the sum of the then-unamortized amount of all of Landlord's out-of-pocket costs incurred in connection with the negotiation and execution of this Lease and the performance of Landlord's Work, including attorneys' fees and costs (which fees and costs shall not exceed $1,500) and brokers' commissions ("Landlord's Costs"), with interest thereon at the rate of ten percent (10%) per annum from and after December 1, 1997, plus the amount of $18,983.58 (i.e., one (1) month's worth of Monthly Rental for the thirty (30) day period after the Early Termination Date). In the event that Tenant is either not entitled to or fails to exercise the foregoing option strictly in the time and manner specified herein, such option shall lapse and shall not thereafter be exercisable by Tenant. Within sixty (60) days after Tenant's request therefor, which shall be made, if at all, within one year after commencement of the First Additional Term, Landlord shall advise Tenant of the total amount of Landlord's Costs so incurred, and the burden shall be on Tenant to ascertain such amount within sufficient time to timely and properly exercise the option set forth herein. Tenant shall have the right, by written notice to Landlord given within thirty (30) days after receipt of Landlord's statement of Landlord's Costs in accordance with the foregoing, to request additional information from Landlord as to the amount thereof, and Landlord shall provide to Tenant within thirty (30) days after Tenant's request therefor, reasonable back-up documentation as to the amount of Landlord's Costs. Tenant's failure to request such additional information when and in the manner provided in the preceding sentence shall render Landlord's statement of Landlord's Costs binding on Tenant,




                                    EXHIBIT E
                                        3

ADDENDUM NO. 7 RIGHT OF FIRST OPPORTUNITY

During the First Additional Term, Tenant shall have a right of first opportunity, subject to the rights of existing tenants, to lease contiguous space which becomes available for lease on the third floor of the Building (the "First Offer Space"). Landlord shall notify Tenant in writing ("Landlord's Notice") of the terms and conditions on which Landlord would be willing to lease the First Offer Space and Tenant shall, within three (3) business days following its receipt of Landlord's Notice, indicate in writing its intention to add to the Premises the entire First Offer Space. Any failure by Tenant to respond to Landlord's Notice within such three (3) business day period, or any notice by Tenant specifying Tenant's acceptance of the First Offer Space on terms other than those set forth in Landlord's Notice or of only a portion of the First Offer Space, shall cause such right to lapse and Landlord shall thereafter be free to lease such First Offer Space to another party at any rate and on any terms Landlord chooses.

ADDENDUM NO. 8 [INTENTIONALLY DELETED]

ADDENDUM NO. 9 SIGNAGE

Tenant may maintain its existing parapet sign which is installed on the north wall of the Building and its existing Building directory signage. Tenant shall be solely responsible to insure and maintain in first class condition such signage at all times; provided, however, if Tenant fails to insure, repair or otherwise maintain any such signage within ten (10) days after request therefor by Landlord, Landlord may obtain insurance and/or perform any necessary repairs or maintenance for the account of Tenant, which amount shall be due and payable by Tenant to Landlord within ten (10) days after demand therefor as additional rent. Notwithstanding anything to the contrary in this Lease, upon the expiration or earlier termination of this Lease, Tenant shall be responsible, as to both cost and performance, for removing any signs installed by Tenant and returning the surface to which such signs were affixed to the condition they were in prior to such installation, including without limitation removal of any discoloration.

ADDENDUM NO. 10 LANDLORD'S LIABILITY LIMITATION

Tenant agrees to look solely to the Landlord's interest in the Building of which the Premises are a part for the satisfaction of any claim, judgment or decree requiring the payment of money by Landlord based upon any default hereunder, and no other property or assets of Landlord, its successors or assigns shall be subject to the levy, execution or other enforcement procedure for the satisfaction of any such claim, judgment, injunction or decree; Tenant further hereby waives any and all right to assert any claim against or obtain any damages from, for any reason whatsoever, the shareholders, officers or directors of Landlord.

ADDENDUM NO. 11 USE OF PREMISES

A. The provisions of Section VIII.B. of the Lease shall not be deemed breached by Tenant where Tenant's violation of law, statute, ordinance, governmental rule or regulation does not directly or indirectly relate to Tenant's use of the Premises.

B. Nothing in Section VIII.B. of the Lease shall obligate Tenant to alter, maintain or restore the Premises unless such alterations, maintenance or restoration are required as a result of Tenant's operation in or use of the Premises. Landlord shall make any alterations, maintenance or restoration to the Premises required to be made by such law, ordinance, statute, governmental rule or regulation that Tenant is not obligated to make, as and when required to do so by governmental authorities, unless the cost thereof exceeds $250,000,00, in which case Landlord shall have the option, in its sole discretion, to terminate this Lease.

C. Notwithstanding anything to the contrary in this Lease, and without limiting the generality of Tenant's obligations under this Lease with respect to the use of the Premises and compliance with laws, it is expressly understood and agreed that, except as set forth herein, Tenant is accepting the Premises "AS IS," in its present state and condition, without any representations or warranties from Landlord of any kind whatsoever, either express or implied, with respect to the Premises or the Building, including without limitation the compliance of the Premises or the Building with The Americans With Disabilities Act and the rules and regulations promulgated thereunder, as amended from time to time (the "ADA"). Notwithstanding the foregoing, but subject to the balance of this Addendum Section II.C., Landlord shall be responsible for compliance of the Building common area lobbies and restroorns with the ADA. If Tenant's initial use of the Premises is not a "place of public accommodation" within the meaning of the ADA, then Tenant may not thereafter change the use of the Premises to cause the Premises to become a

                                    EXHIBIT E
                                        4

        "place of public accommodation." In the event that Tenant desires or is required hereby to perform any work in the Premises in order to satisfy its obligations under the ADA, then all such work shall be subject to any requirements in the Lease with respect to Alterations (as defined in Section XIII.) of the Lease in the Premises, and shall be performed at Tenant's sole cost and expense. Except for Alterations in the Premises, Tenant shall have no right whatsoever to make any alterations or modifications to any portion of the Building or its appurtenant facilities. Tenant shall be responsible for ensuring that any future Alterations to the Premise (other than those performed by Landlord) and Tenant's use thereof and operations therein fully and completely comply with the ADA.

D. Landlord and Tenant agree to cooperate and use their best efforts to participate in governmentally mandated or voluntary traffic management programs generally applicable to businesses located in the area in which the Building is situated or to the Office Park and, initially, shall encourage and support van and car pooling by employees and shall encourage and support staggered and flexible working hours for employees to the fullest extent permitted by the requirements of Tenant's business. Neither this paragraph nor any other provision in this Lease, however, is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public. Landlord and Tenant agree to cooperate and use their best efforts to comply with any and all guidelines or controls imposed upon either Landlord or Tenant by federal or state governmental organizations or by any energy conservation association to which Landlord is a party concerning energy management. All costs, fees, assessments and other charges paid by Landlord to any governmental authority or voluntary association in connection with any program of the types described in this paragraph shall be included in Common Operating Costs. Notwithstanding the foregoing, any costs, fees, fines or other levies assessed against Landlord as the result of failure of Tenant to comply with this paragraph shall be reimbursed by Tenant to Landlord as additional rent.

E. Without limiting the generality of Section VIII. of the Lease, Tenant covenants and agrees that Tenant, its employees, agents and other third parties entering upon the Office Park at the request or invitation of Tenant shall not bring into, maintain upon or release or discharge in or about the Office Park any hazardous or toxic substances or hazardous waste (collectively, "hazardous materials"). The foregoing covenant shall not extend to substances typically found or used in general office applications so long as (1) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises, (2) such substances and any equipment which generates such substances are used strictly in accordance with the manufacturers' instructions therefor, (3) such substances are not disposed of in or about the Office Park in a manner which would constitute a release or discharge thereof and (4) all such substances and any equipment which generates such substances are removed from the Office Park by Tenant upon the expiration or earlier termination of this Lease, Tenant shall, within thirty (30) days after each anniversary of the Commencement Date, provide to Landlord a written list identifying any hazardous materials then maintained by Tenant in the Office Park, the use of each such hazardous material and the approximate quantity of each such hazardous material so maintained by Tenant, together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any hazardous materials in or about the Office Park.

        In the event that Tenant proposes to conduct any use or to operate any equipment which will or may utilize or generate a hazardous material other than as specified in the first paragraph of this Addendum Section 11.E., Tenant shall first in writing submit such use or equipment to Landlord for approval. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this subsection, including the removal, clean-up and indemnification obligations imposed upon Tenant by this subsection. Tenant shall, within five (5) days after receipt thereof, furnish to Landlord copies of all notices or other communications received by Tenant with respect to any actual or alleged release or discharge of any hazardous material in or about the Premises, the Building or the Office Park and shall, whether or not Tenant receives any such notice of communication, notify Landlord in writing of any discharge or release of hazardous material by Tenant or anyone for whom Tenant is responsible in or about the Premises, the Building or the Office Park. In the event that Tenant is required to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in the Premises, copies of each such license or permit, each renewal thereof and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with the two immediately preceding sentences shall not relieve Tenant of any other obligation of Tenant pursuant to this subsection.



                                    EXHIBIT E
                                        5

        Upon any violation of the foregoing covenants, Tenant shall be obligated, at Tenant's sole cost, to cleanup and remove from the Office Park all hazardous materials introduced into the Office Park by Tenant or any third party for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction, All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. Landlord's right of entry pursuant to the Lease shall include the right to enter and inspect the Premises for violations of Tenant's covenants herein.

        Tenant shall indemnify, defend and hold harmless Landlord, its partners, officers, employees, agents, lenders and attorneys from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of (a) the introduction into or about the Office Park by Tenant or anyone for whom Tenant is responsible for any hazardous materials, (b) the usage by Tenant or anyone for whom Tenant is responsible of hazardous materials in or about the Office Park, (c) the discharge or release in or about the Office Park by Tenant or anyone for whom Tenant is responsible of any hazardous materials, (d) any injury to or death of persons or damage to or destruction of property resulting from the use by Tenant or anyone for whom Tenant is responsible of hazardous materials in or about the Office Park, and (e) any failure of Tenant or anyone for whom Tenant is responsible to observe the foregoing covenants of this Addendum Section 11.E. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision,

        Upon any violation of the foregoing covenants Landlord shall be entitled to exercise all remedies available to a landlord against a defaulting tenant, including but not limited to these set forth in Section XVII. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option, (i) immediately terminate this Lease or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant notwithstanding an earlier expiration date of the Term of this Lease. No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Addendum Section 11.E.

        As used in this subsection E., "hazardous materials" shall include all petroleum substances and all hazardous materials, hazardous wastes and hazardous or toxic substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resource
        Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601 et seq.) and California Health and Safety Code
        Section 25316, including such hazardous or toxic substances or wastes as are identified, defined or listed elsewhere where such identifications, definitions or lists are incorporated into such acts or section by reference, as well as all products containing such hazardous substances. By its signature to this lease, Tenant confirms that it has conducted its own examination of the Premises, the Building and the Office Park with respect to hazardous materials and accepts the same "AS IS" with no hazardous materials present thereon, excerpt as otherwise provided herein.

ADDENDUM NO. 12 INTENTIONALLY DELETED

ADDENDUM NO. 13 DEFINED TERMS

Any capitalized terms not otherwise defined in this Addenda shall have the same meaning in this Addenda as such terms have in the Lease.




                                    EXHIBIT E
                                        6

ADDENDUM NO. 14 INTERPRETATION

This Addenda is attached to and forms a part of the Lease. In the event of any inconsistency between the provisions of this Addenda and the balance of the Lease, the provisions of this Addenda shall control.

"LANDLORD"                                 "TENANT"

The Mutual Life Insurance Company of       Sparta, Inc., a Delaware corporation
New York, a New York corporation

By: [SIG]                                  By: /s/ JERRY B. FABIAN
                                                   JERRY R. FABIAN

Its:  Reg. V.P.                            Its:    VICE PRESIDENT
                                                   DIRECTOR, BUSINESS
                                                   ADMINISTRATION



                                           By:   [SIG]
                                               ---------------------------------

                                           Its:  CFO         7/31/97
                                               ---------------------------------




                                    EXHIBIT E
                                        7